SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

  Date of Report:   December 6, 2005           Commission File No. 000-28813

                            NEW CENTURY ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   93-1192725
                      (IRS Employer Identification Number)

                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                    (Address of principal executive offices)

                                 (713) 266-4344
                               (Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 14, 2005, New Century Energy Corp. (the "Company," "we," "us") entered into a Second Amendment Agreement (the "Second Amendment"), with Laurus Master Fund, Ltd. ("Laurus") which amended certain provisions to the Registration Rights Agreement entered into between us and Laurus on June 30, 2005 (the "Registration Rights Agreement"); the June 30, 2005 Securities Purchase Agreement between us and Laurus (the "June 2005 SPA"); and the September 19, 2005 Securities Purchase Agreement between us and Laurus (the "September 2005 SPA"). The Registration Rights Agreement and June 2005 SPA are described in greater detail in our Report on Form 8-K filed with the Commission on July 8, 2005 and the September 2005 SPA is described in greater detail in our Report on Form 8-K filed with the Commission on September 22, 2005.

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     The  Second  Amendment  amended  the  date  which we are required to obtain effectiveness of our Form SB-2 Registration Statement by, from December 12, 2005 (as was the previous date for us to obtain effectiveness of our Form SB-2 Registration Statement under our first Amendment Agreement with Laurus entered into on November 4, 2005 (the "First Amendment")) to January 31, 2006 without being in default of the Registration Rights Agreement. The First Amendment is described in greater detail in our Form 8-K filed with the Commission on November 7, 2005.

     Additionally, the Second Amendment also revised both the June 2005 SPA and the September 2005 SPA (the "SPA's") to exclude the timely filing of certain of the reports we are required to file with the Commission from the covenants we agreed to under the SPA's. The reports which Laurus agreed under the Second Amendment are no longer required to be filed on a timely basis include:

     (i) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 (the "Quarterly Report");

     (ii) The Company's required Report on Form 8-K regarding the Company's default of the June 2005 SPA and the September 2005 SPA, in each case, based upon the Company's failure to file the Quarterly Report referenced in the proceeding clause (i), and the default accuring prior to December 14, 2005 under the Registration Rights Agreement as a result of the Company's failure to obtain effectiveness of its Registration Statement by the then applicable Effectiveness Date as defined in the Registration Rights Agreement, which would have been required to be filed by us but for our entry into the Second Amendment; and

     (iii) The Company's amended Reports on Form 8-K relating to its September 2005 and November 2005 acquisitions in the Lindholm-Hanson Gas Unit, which were required to be filed by the Company in connection with the filing of its audited financial statements and pro forma information regarding such acquisitions. Currently, the Company is late in filing its pro forma information relating to the September 2005 acquisition as was required to be filed as part of its Form 8-K filing made with the Commission on December 5, 2005, but which pro forma information is still being reviewed and revised by the Company. The Company is not currently late in filing its Form 8-K relating to the November 2005 acquisition and does not anticipate being late in such filing.

ITEM  2.04  TRIGGERING  EVENTS  THAT  ACCELERATE  OR INCREASE A DIRECT FINANCIAL
OBLIGATION  OR  AN  OBLIGATION  UNDER  AN  OFF-BALANCE  SHEET  ARRANGEMENT.

     Prior to our entry into the Second Amendment, we were in default of the Registration Rights Agreement, due to the fact that we failed to obtain effectiveness of our Form SB-2 Registration Statement by December 12, 2005, as was required by the First Amendment and, we were in default of the Secured Convertible Term Note ("Convertible Note") and the Secured Term Note ("Term Note"), which we sold to Laurus on June 30, 2005 and September 19, 2005,

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respectively,  because  we  failed to file the Quarterly Report by its due date,
November 21, 2005, and failed to cure such failure to file within fifteen (15) days of such failure (December 6, 2005), pursuant to the cure periods described in the Convertible Note and Term Note.

     Due to the amendments made to the Registration Rights Agreement and the SPA's we are no longer in default of those agreements.

     Had we remained in default of the Registration Rights Agreement, we would have had to pay Laurus, as liquidated damages, an amount equal to one-thirtieth (1/30th) of the outstanding amount of the Convertible Note multiplied by one and one-half percent (1.5%). As of the date of this Report, such penalty would be equal to approximately $7,500 per day that we were in default.

     Had we remained in default of the Convertible Note and the Term Note (collectively the "Notes"), we would have been required to pay Laurus default interest on the Notes in an amount equal to two percent (2%) per month. Additionally, if we had remained in default of the Notes, Laurus could have required us to repay the outstanding amount of the Notes, plus any accrued and unpaid interest thereon and to pay an additional thirty percent (30%) of such amount to Laurus, which amount would have totaled approximately $30,000,000 (not taking into account any accrued and unpaid interest) as of the date of this Report.


ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibit  10.1*     Second  Amendment  Agreement  with  Laurus

*Filed  herewith.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NEW CENTURY ENERGY CORP.

                                             /s/ Edward R. DeStefano
                                             ------------------------
                                             Edward R. DeStefano,
                                             President

 Date: December 14, 2005

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